CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Ramp Corporation on Form S-3 of our report dated February 14, 2003, on the December 31, 2002 consolidated financial statements of Medix Resources, Inc. appearing in the Annual Report on Form 10-K of Ramp Corporation (formerly Medix Resources, Inc.) for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus.

                                          /s/Ehrhardt Keefe Steiner & Hottman PC
                                          --------------------------------------
                                          Ehrhardt Keefe Steiner & Hottman PC

April 12, 2005
Denver, Colorado